Illumina Reports Strong Financial Results for Second Quarter of Fiscal Year 2014
Raises Fiscal Year 2014 Guidance

San Diego -- (BUSINESS WIRE) - July 23, 2014 - Illumina, Inc. (NASDAQ:ILMN) today announced its financial results for the second quarter of 2014.

Second quarter 2014 results:

•	Revenue of $448 million, a 29% increase compared to $346 million in the second quarter of 2013

•	GAAP net income for the quarter of $47 million, or $0.31 per diluted share, compared to $36 million, or $0.26 per diluted share, for the second quarter of 2013

•
Non-GAAP net income for the quarter of $85 million, or $0.57 per diluted share, compared to $60 million, or $0.43 per diluted share, for the second quarter of 2013 (see the table entitled “Itemized Reconciliation Between GAAP and Non-GAAP Net Income” for a reconciliation of these GAAP and non-GAAP financial measures)

•	Cash flow from operations of $178 million and free cash flow of $155 million for the quarter

Gross margin in the second quarter of 2014 was 67.1% compared to 64.6% in the prior year period. Excluding the effect of non-cash charges associated with stock compensation, amortization of acquired intangible assets, and legal contingencies, non-GAAP gross margin was 70.9% for the second quarter of 2014 compared to 69.5% in the prior year period.

Research and development (R&D) expenses for the second quarter of 2014 were $83.0 million compared to $67.6 million in the prior year period. R&D expenses included $12.8 million and $9.0 million of non-cash stock compensation expense in the second quarters of 2014 and 2013, respectively. Excluding these charges and contingent compensation, R&D expenses as a percentage of revenue were 15.6% compared to 17.0% in the prior year period.

Selling, general and administrative (SG&A) expenses for the second quarter of 2014 were $114.6 million compared to $88.7 million in the prior year period. SG&A expenses included $20.8 million and $13.9 million of non-cash stock compensation expense in the second quarters of 2014 and 2013, respectively. Excluding these charges, amortization of acquired intangible assets and contingent compensation, SG&A expenses as a percentage of revenue were 20.5% compared to 20.3% in the prior year period.

Depreciation and amortization expenses were $27.5 million and capital expenditures were $23.3 million during the second quarter of 2014. The Company ended the second quarter of 2014 with $1.10 billion in cash, cash equivalents and short-term investments, compared to $1.17 billion as of December 29, 2013.

“We are witnessing tremendous interest in our products which led to record financial results in the second quarter,” stated Jay Flatley, CEO. “With the most extensive sequencing portfolio available, we remain extremely well positioned to develop and address the large and untapped market opportunities ahead of us.”

Updates since our last earnings release:

•	Launched VeriSeq™ PGS, for preimplantation genetic screening of embryos using Illumina’s NextSeqTM 500 and MiSeq® sequencing systems

•	Announced that the Sidra Medical and Research Center purchased a HiSeq X™ Ten sequencing system

•	Entered into agreements with Biomnis, Genoma, and the Center for Human Genetics and Laboratory Diagnostics Martinsried to expand access for non-invasive prenatal testing across Europe

•	Announced that Genomics England selected Illumina Cambridge Ltd, a subsidiary of Illumina Inc., as the preferred partner for the sequencing element of the 100,000 Genomes Project

•	Announced that Berry Genomics chose Illumina’s NGS technology as the platform on which to secure Chinese Food and Drug Administration regulatory approval for clinical applications, including NIPT

•	Acquired Myraqa, a regulatory and quality consulting firm specializing in IVD and companion diagnostics and appointed Mya Thomae as Vice President of Regulatory Affairs

•	Further strengthened Illumina’s management team by appointing Tina Nova, Ph.D. as Senior Vice President and General Manager of Oncology

•
Completed an offering of convertible senior notes with aggregate net proceeds of approximately $1,132 million and repurchased approximately $600 million aggregate principal amount of the 0.25% convertible senior notes due 2016

•	Repurchased $72 million of common stock under our previously announced share repurchase programs

Financial outlook and guidance
The non-GAAP financial guidance discussed below reflects certain pro forma adjustments to assist in analyzing and assessing our core operational performance. Please see our Reconciliation of Non-GAAP Financial Guidance included in this release for a reconciliation of the GAAP and non-GAAP financial measures.

As a result of strong first half results, the Company has increased its full year 2014 guidance to 25% to 26% revenue growth and non-GAAP earnings per fully diluted share of $2.26 to $2.28.

Quarterly conference call information
The conference call will begin at 2:00 pm Pacific Time (5:00 pm Eastern Time) on Wednesday, July 23, 2014. Interested parties may listen to the call by dialing 888.679.8034 (passcode: 60693837), or if outside North America by dialing 1.617.213.4847 (passcode: 60693837). Individuals may access the live teleconference in the Investor Relations section of Illumina’s web site under the “Company” tab at www.illumina.com.

A replay of the conference call will be available from 6:00 pm Pacific Time (9:00 pm Eastern Time) on July 23, 2014 through July 30, 2014 by dialing 888.286.8010 (passcode: 85586770), or if outside North America by dialing 1.617.801.6888 (passcode: 85586770).

Statement regarding use of non-GAAP financial measures
The Company reports non-GAAP results for diluted net income per share, net income, gross margins, operating expenses, operating margins, other income, and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company’s financial measures under GAAP include substantial charges related to stock compensation expense, legal contingencies, amortization of acquired intangible assets, non-cash interest expense associated with the Company’s convertible debt instruments that may be settled in cash, acquisition related expense, and others that are listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release. Per share amounts also include the double dilution associated with the accounting treatment of the Company’s 0.625% convertible senior notes outstanding at the beginning of the year and the corresponding call option overlay. Management believes that presentation of operating results that excludes these items and per share double dilution provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the Company’s past and future operating performance.

The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward-looking statements
This release contains projections, information about our financial outlook, earnings guidance, and other forward-looking statements that involve risks and uncertainties. These forward-looking statements are based on our expectations as of the date of this release and may differ materially from actual future events or results. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are (i) our ability to further develop and commercialize our instruments and consumables and to deploy new products, services, and applications, and expand the markets, for our technology platforms; (ii) our ability to manufacture robust instrumentation and consumables; (iii) our ability to successfully identify and integrate acquired technologies, products, or businesses; (iv) our expectations and beliefs regarding future conduct and growth of the business and the markets in which we operate; (v) challenges inherent in developing, manufacturing, and launching new products and services; and (vi) our ability to maintain our revenue levels and profitability during periods of research funding reduction or uncertainty and adverse economic and business conditions, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

About Illumina
Illumina (www.illumina.com) is a leading developer, manufacturer, and marketer of life science tools and integrated systems for the analysis of genetic variation and function. We provide innovative sequencing and array-based solutions for genotyping, copy number variation analysis, methylation studies, gene expression profiling, and low-multiplex analysis of DNA, RNA and protein. We also provide tools and services that are fueling advances in consumer genomics and diagnostics. Our technology and products accelerate genetic analysis research and its applications, paving the way for molecular medicine and ultimately transforming healthcare.

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Illumina, Inc.
Investors:
Rebecca Chambers
858.255.5243
rchambers@illumina.com
or
Media:
Eric Endicott
858.882.6822
pr@illumina.com

Illumina, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	June 29, 2014	December 29, 2013
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$675,221	$711,637
Short-term investments	427,835	453,966
Accounts receivable, net	258,694	238,946
Inventory	177,534	154,099
Deferred tax assets, current portion	44,929	36,076
Prepaid expenses and other current assets	36,508	22,811
Total current assets	1,620,721	1,617,535
Property and equipment, net	230,113	202,666
Goodwill	721,648	723,061
Intangible assets, net	304,850	331,173
Deferred tax assets, long-term portion	70,126	88,480
Other assets	87,597	56,091
Total assets	$3,035,055	$3,019,006

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$91,513	$73,655
Accrued liabilities	259,676	219,120
Long-term debt, current portion	298,018	29,288
Total current liabilities	649,207	322,063
Long-term debt	972,945	839,305
Long-term legal contingencies	143,597	132,933
Other long-term liabilities	188,870	191,221
Conversion option subject to cash settlement	—	282
Stockholders’ equity	1,080,436	1,533,202
Total liabilities and stockholders’ equity	$3,035,055	$3,019,006

	Illumina, Inc.
	Condensed Consolidated Statements of Income
	(In thousands, except per share amounts)
	(unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2014	June 30, 2013	June 29, 2014	June 30, 2013
Revenue:
Product revenue	$390,808	$313,497	$753,019	$609,667
Service and other revenue	56,760	32,597	115,330	67,385
Total revenue	447,568	346,094	868,349	677,052
Cost of revenue:
Cost of product revenue (a)	114,307	98,150	225,748	188,128
Cost of service and other revenue (a)	23,176	15,951	44,689	31,089
Amortization of acquired intangible assets	9,545	8,584	19,080	15,134
Total cost of revenue	147,028	122,685	289,517	234,351
Gross profit	300,540	223,409	578,832	442,701
Operating expense:
Research and development (a)	82,985	67,608	160,026	129,058
Selling, general and administrative (a)	114,649	88,700	224,222	173,774
Headquarter relocation	2,892	(1,507)	3,487	(750)
Acquisition related gain, net	(225)	(5,725)	(1,238)	(1,904)
Legal contingencies	—	9,516	—	115,369
Unsolicited tender offer related expense	—	4,811	—	12,295
Total operating expense	200,301	163,403	386,497	427,842
Income from operations	100,239	60,006	192,335	14,859
Other expense, net	(39,773)	(10,646)	(48,081)	(13,061)
Income before income taxes	60,466	49,360	144,254	1,798
Provision for (benefit from) income taxes	13,861	13,483	37,672	(11,492)
Net income	$46,605	$35,877	$106,582	$13,290
Net income per basic share	$0.36	$0.29	$0.82	$0.11
Net income per diluted share	$0.31	$0.26	$0.71	$0.10
Shares used in calculating basic net income per share	130,583	124,362	129,365	124,065
Shares used in calculating diluted net income per share	149,121	139,377	149,870	137,645

(a) Includes total stock-based compensation expense for stock-based awards:

	Three Months Ended		Six Months Ended
	June 29, 2014	June 30, 2013	June 29, 2014	June 30, 2013
Cost of product revenue	$2,149	$1,444	$4,244	$2,886
Cost of service and other revenue	284	157	569	311
Research and development	12,785	8,954	24,454	16,960
Selling, general and administrative	20,778	13,897	40,153	28,514
Stock-based compensation expense before taxes	$35,996	$24,452	$69,420	$48,671

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2014	June 30, 2013	June 29, 2014	June 30, 2013
Net cash provided by operating activities (a)	$178,030	$88,606	$215,117	$176,446
Net cash provided by (used in) investing activities	114,777	247,477	(29,610)	182,456
Net cash (used in) provided by financing activities (a)	(136,521)	5,784	(222,445)	(7,222)
Effect of exchange rate changes on cash and cash equivalents	422	(1,338)	522	(2,050)
Net increase (decrease) in cash and cash equivalents	156,708	340,529	(36,416)	349,630
Cash and cash equivalents, beginning of period	518,513	443,082	711,637	433,981
Cash and cash equivalents, end of period	$675,221	$783,611	$675,221	$783,611

Calculation of free cash flow:
Net cash provided by operating activities (a)	$178,030	$88,606	$215,117	$176,446
Purchases of property and equipment	(23,324)	(11,534)	(42,336)	(32,975)
Free cash flow (b)	$154,706	$77,072	$172,781	$143,471

______________________________________________________________________________________________________
(a) Net cash provided by operating activities excludes excess tax benefit related to stock-based compensation of $77.3 million in the first half of 2014, of which $26.8 million was recorded in Q2, and $14.8 million in the first half of 2013, of which $9.5 million was recorded in Q2. Net cash used in financing activities reflects the excess tax benefit as a corresponding in-flow in the respective periods.

(b) Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations - Non-GAAP
(In thousands, except per share amounts)
(unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME PER SHARE:

	Three Months Ended		Six Months Ended
	June 29, 2014	June 30, 2013	June 29, 2014	June 30, 2013
GAAP net income per share - diluted	$0.31	$0.26	$0.71	$0.10
Pro forma impact of weighted average shares (a)	—	—	—	0.01
Adjustments to net income:
Loss on extinguishment of debt	0.21	—	0.21	—
Amortization of acquired intangible assets	0.08	0.08	0.17	0.14
Non-cash interest expense (b)	0.06	0.07	0.12	0.13
Legal contingencies (c)	0.03	0.12	0.07	0.90
Headquarter relocation (d)	0.02	(0.01)	0.02	(0.01)
Contingent compensation expense (e)	—	0.02	0.02	0.04
Acquisition related gain, net (f)	—	(0.04)	(0.01)	(0.01)
Unsolicited tender offer related expense	—	0.03	—	0.09
Cost-method investment related gain	—	—	—	(0.04)
Inventory revaluation adjustment (g)	—	—	—	—
Incremental non-GAAP tax expense (h)	(0.14)	(0.10)	(0.21)	(0.45)
Non-GAAP net income per share - diluted (i)	$0.57	$0.43	$1.10	$0.90
Shares used in calculating non-GAAP diluted net income per share	149,121	138,313	149,546	136,581

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME:
GAAP net income	$46,605	$35,877	$106,582	$13,290
Loss on extinguishment of debt	31,360	511	31,360	511
Amortization of acquired intangible assets	11,507	10,805	24,698	18,936
Non-cash interest expense (b)	9,143	9,066	18,165	18,118
Legal contingencies (c)	4,817	16,559	10,663	123,481
Headquarter relocation (d)	2,892	(1,507)	3,487	(750)
Contingent compensation expense (e)	496	2,262	3,336	5,680
Acquisition related gain, net (f)	(225)	(5,725)	(1,238)	(1,904)
Unsolicited tender offer related expense	—	4,811	—	12,295
Cost-method investment related gain	—	—	—	(6,113)
Inventory revaluation adjustment (g)	—	—	—	458
Incremental non-GAAP tax expense (h)	(22,025)	(12,965)	(32,436)	(61,689)
Non-GAAP net income (i)	$84,570	$59,694	$164,617	$122,313

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP DILUTED NUMBER OF SHARES:
Weighted average shares used in calculation of GAAP diluted net income per share	149,121	139,377	149,870	137,645
Weighted average dilutive potential common shares issuable of redeemable convertible senior notes (a)	—	(1,064)	(324)	(1,064)
Weighted average shares used in calculation of non-GAAP diluted net income per share	149,121	138,313	149,546	136,581

______________________________________________________________________________________________________

(a) Pro forma impact of weighted average shares includes the impact of double dilution associated with the accounting treatment of the Company’s outstanding convertible debt and the corresponding call option overlay.

(b) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(c) Legal contingencies primarily represented charges recorded based on a judgment associated with the patent litigation brought by Syntrix Biosystems, Inc., or Syntrix. Illumina continues to believe that Syntrix’s claims are without merit and are not supported by the law or facts. Accordingly, on December 3, 2013, Illumina filed an appeal to the court challenging the judgment.

(d) Headquarter relocation for the first half of 2014 consisted primarily of changes in estimated lease exit liability recorded in Q2 and accretion of interest expense on such lease exit liability recorded in the period. Headquarter relocation for the first half of 2013 included a Q2 gain on lease exit liability as a result of the Company entering into a sublease for a portion of its prior headquarters at a more favorable rate than previously estimated. Such gains were offset by accretion of interest expense on such lease exit liability recorded in the period.

(e) Contingent compensation expense relates to contingent payments for post-combination services associated with prior period acquisitions.

(f) Acquisition related gain, net in Q2 2014 and first half of 2014 consisted primarily of $3.3 million in net gains from changes in fair value of contingent consideration, of which $1.5 million was recorded in Q2, offset by $2.1 million in transaction related costs for a prior period acquisition, of which $1.3 million was recorded in Q2. Acquisition related gain, net in Q2 2013 and first half of 2013 consisted of net gains from changes in fair value of contingent consideration, partially offset by transaction cost of $3.4 million recorded in Q1.

(g) The Company recorded $0.5 million in cost of goods sold in Q1 2013 for the amortization of inventory revaluation costs in conjunction with the acquisition of Verinata Health, Inc.

(h) Incremental non-GAAP tax expense reflects the tax impact related to the non-GAAP adjustments listed above.

(i) Non-GAAP net income and diluted net income per share exclude the effect of the pro forma adjustments as detailed above. Non-GAAP net income and diluted net income per share are key drivers of our core operating performance and major factors in management’s bonus compensation each year. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in thousands)
(unaudited)
ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:
	Three Months Ended				Six Months Ended
	June 29, 2014		June 30, 2013		June 29, 2014		June 30, 2013
GAAP gross profit	$300,540	67.1%	$223,409	64.6%	$578,832	66.7%	$442,701	65.4%
Stock-based compensation expense	2,433	0.6%	1,601	0.5%	4,813	0.5%	3,197	0.5%
Amortization of acquired intangible assets	9,545	2.1%	8,584	2.4%	19,080	2.2%	15,134	2.2%
Legal contingencies (a)	4,817	1.1%	7,043	2.0%	10,663	1.2%	8,112	1.2%
Inventory revaluation adjustment (b)	—	—	—	—	—	—	458	0.1%
Non-GAAP gross profit (c)	$317,335	70.9%	$240,637	69.5%	$613,388	70.6%	$469,602	69.4%

Research and development expense	$82,985	18.5%	$67,608	19.5%	$160,026	18.4%	$129,058	19.1%
Stock-based compensation expense	(12,785)	(2.8)%	(8,954)	(2.5)%	(24,454)	(2.8)%	(16,960)	(2.5)%
Contingent compensation (expense)gain (d)	(496)	(0.1)%	164	—	(580)	(0.1)%	(325)	(0.1)%
Non-GAAP research and development expense	$69,704	15.6%	$58,818	17.0%	$134,992	15.5%	$111,773	16.5%

Selling, general and administrative expense	$114,649	25.6%	$88,700	25.6%	$224,222	25.8%	$173,774	25.7%
Stock-based compensation expense	(20,778)	(4.6)%	(13,897)	(4.0)%	(40,153)	(4.7)%	(28,514)	(4.2)%
Amortization of acquired intangible assets	(1,962)	(0.5)%	(2,221)	(0.6)%	(5,618)	(0.6)%	(3,802)	(0.6)%
Contingent compensation expense (d)	—	—	(2,426)	(0.7)%	(2,756)	(0.3)%	(5,355)	(0.8)%
Non-GAAP selling, general and administrative expense	$91,909	20.5%	$70,156	20.3%	$175,695	20.2%	$136,103	20.1%

GAAP operating profit	$100,239	22.4%	$60,006	17.3%	$192,335	22.1%	$14,859	2.2%
Stock-based compensation expense	35,996	8.0%	24,452	7.1%	69,420	8.0%	48,671	7.2%
Amortization of acquired intangible assets	11,507	2.6%	10,805	3.1%	24,698	2.8%	18,936	2.8%
Legal contingencies (a)	4,817	1.1%	16,559	4.8%	10,663	1.2%	123,481	18.2%
Headquarter relocation (e)	2,892	0.7%	(1,507)	(0.4)%	3,487	0.5%	(750)	(0.1)%
Contingent compensation expense (d)	496	0.1%	2,262	0.7%	3,336	0.4%	5,680	0.8%
Acquisition related gain, net (f)	(225)	(0.1)%	(5,725)	(1.7)%	(1,238)	(0.1)%	(1,904)	(0.3)%
Unsolicited tender offer related expense	—	—	4,811	1.4%	—	—	12,295	1.8%
Inventory revaluation adjustment (b)	—	—	—	—	—	—	458	0.1%
Non-GAAP operating profit (c)	$155,722	34.8%	$111,663	32.3%	$302,701	34.9%	$221,726	32.7%

GAAP other expense, net	$(39,773)	(8.9)%	$(10,646)	(3.1)%	$(48,081)	(5.5)%	$(13,061)	(1.9)%
Loss on extinguishment of debt	31,360	7.0%	511	0.2%	31,360	3.6%	511	0.1%

Non-cash interest expense (g)	9,143	2.1%	9,066	2.6%	18,165	2.1%	18,118	2.7%
Cost-method investment related gain	—	—	—	—	—	—	(6,113)	(1.0)%
Non-GAAP other income (expense), net (c)	$730	0.2%	$(1,069)	(0.3)%	$1,444	0.2%	$(545)	(0.1)%
______________________________________________________________________________________________________

(a) Legal contingencies primarily represented charges recorded based on a judgment associated with the patent litigation brought by Syntrix Biosystems, Inc., or Syntrix. Illumina continues to believe that Syntrix’s claims are without merit and are not supported by the law or facts. Accordingly, on December 3, 2013, Illumina filed an appeal to the court challenging the judgment.

(b) The Company recorded $0.5 million in cost of goods sold in Q1 2013 for the amortization of inventory revaluation costs in conjunction with the acquisition of Verinata Health, Inc.

(c) Non-GAAP gross profit, included within non-GAAP operating profit, is a key measure of the effectiveness and efficiency of manufacturing processes, product mix and the average selling prices of the Company’s products and services. Non-GAAP operating profit, and non-GAAP other income (expense), net, exclude the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing past and future core operating performance.

(d) Contingent compensation expense relates to contingent payments for post-combination services associated with prior period acquisitions.

(e) Headquarter relocation for the first half of 2014 consisted primarily of changes in estimated lease exit liability recorded in Q2 and accretion of interest expense on such lease exit liability recorded in the period. Headquarter relocation for the first half of 2013 included a Q2 gain on lease exit liability as a result of the Company entering into a sublease for a portion of its prior headquarters at a more favorable rate than previously estimated. Such gains were offset by accretion of interest expense on such lease exit liability recorded in the period.

(f) Acquisition related gain, net in Q2 2014 and first half of 2014 consisted primarily of $3.3 million in net gains from changes in fair value of contingent consideration, of which $1.5 million was recorded in Q2, offset by $2.1 million in transaction related costs for a prior period acquisition, of which $1.3 million was recorded in Q2. Acquisition related gain, net in Q2 2013 and first half of 2013 consisted of net gains from changes in fair value of contingent consideration, partially offset by transaction cost of $3.4 million recorded in Q1.

(g) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

Illumina, Inc.
Reconciliation of Non-GAAP Financial Guidance

The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the Company’s financial results are stated above in this press release. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended December 29, 2013, and the Company’s Form 10-Q for the fiscal quarter ended March 30, 2014. The Company assumes no obligation to update any forward-looking statements or information.

Fiscal Year 2014
Diluted net income per share
Non-GAAP diluted net income per share	$2.26 - $2.28
Amortization of acquired intangible assets	(0.20)
Non-cash interest expense (a)	(0.16)
Loss on extinguishment of debt	(0.16)
Legal contingencies (b)	(0.08)
Cost method investment gain (c)	0.03
Contingent compensation expense (d)	(0.02)
Headquarter relocation (e)	(0.02)
GAAP diluted net income per share	$1.65 - $1.67

______________________________________________________________________________________________________

(a) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(b) Legal contingencies represent charges to be recorded based on a judgment associated with the patent litigation brought by Syntrix BioSystems, Inc., or Syntrix. Illumina continues to believe that Syntrix’s claims are without merit and are not supported by the law or facts. Accordingly, on December 3, 2013, Illumina filed an appeal to the court challenging the judgment.

(c) Cost method investment gain represents additional sales proceeds received from escrow funds related to a prior year sale of investment.

(d) Contingent compensation expense relates to contingent payments for post-combination services associated with prior period acquisitions.

(e) Headquarter relocation represents changes in estimated lease exit liability recorded in Q2 and accretion of interest expense on lease exit liability.